UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue
Boston, MA 02199
(Address of principal executive offices, including zip code)

(617) 292-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2008, the board of directors of the Federal Home Loan Bank of Boston approved the following committee assignments:

EXECUTIVE COMMITTEE

Chairman:	Robert F. Verdonck
Vice Chairman:	Jay F. Malcynsky

Committee Chair	Stephen F. Christy
Patrick E. Clancy
Steven A. Closson
Jan A. Miller
R. David Rosato

AUDIT COMMITTEE

Chair:  Stephen F. Christy

Vice Chair:  Andrew J. Calamare

Joan Carty

Patrick E. Clancy

Steven A. Closson

Peter F. Crosby

Kevin M. McCarthy

R. David Rosato

FINANCE COMMITTEE

Chair:  R. David Rosato

Vice Chair:  Helen F. Peters

John T. Eller

John Goldsmith

Cornelius K. Hurley

A. James Lavoie

Mark E. Macomber

Kevin M. McCarthy

GOVERNANCE/GOVERNMENT RELATIONS COMMITTEE

Chair:  Steven A. Closson

Vice Chair:  John Goldsmith

Andrew J. Calamare

Stephen F. Christy

A. James Lavoie

Jay F. Malcynsky

HOUSING & COMMUNITY DEVELOPMENT COMMITTEE

Chair:  Patrick E. Clancy

Vice Chair:  Peter F. Crosby

Joan Carty

Arthur R. Connelly

John T. Eller

Jan A. Miller

Helen F. Peters

PERSONNEL COMMITTEE

Chair:  Jan A. Miller

Vice Chair:  Cornelius K. Hurley

Arthur R. Connelly

Mark E. Macomber

Jay F. Malcynsky

The chairman of the board is an ex-officio member of all committees of the board. This designation includes all of the privileges of committee membership, including the right to make motions and vote. However, the chair is not counted in determining if a quorum is present at a committee meeting.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Boston

Date: February 19, 2008	By:	/s/Earl W. Baucom
Earl W. Baucom Senior Vice President and Chief Accounting Officer